   EXHIBIT 99

TRIBUNE REPORTS 2003 SECOND QUARTER EARNINGS

CHICAGO, July 17, 2003—Tribune Company (NYSE: TRB) today reported second quarter 2003 diluted earnings per share (EPS) of $.67 compared with $.33 in the second quarter of 2002. The 2003 second quarter results included a net non-operating gain of $.10 per diluted share while the 2002 second quarter results included a net non-operating loss of $.19 per diluted share.

Tribune presents earnings per share amounts on a generally accepted accounting principles (“GAAP”) basis only. This differs from the pro forma earnings per share amounts supplied by broker analysts to databases such as First Call.

“Our second quarter results reflect solid momentum as we head into the second half of 2003,” said Dennis FitzSimons, Tribune president and chief executive officer. “The advertising environment is slowly but steadily improving and Tribune’s broadcasting and publishing groups are benefiting as a result.”

SECOND QUARTER 2003 RESULTS 1

CONSOLIDATED

Tribune’s 2003 second quarter operating revenues increased 5.0 percent to $1.45 billion from $1.38 billion in the 2002 second quarter. Consolidated cash operating expenses increased 4.1 percent in the second quarter. Operating cash flow was up 7.3 percent to $427 million, compared with $398 million in the second quarter of 2002. Tribune’s operating profit increased 7.7 percent to $370 million, compared with $343 million in 2002. Operating cash flow margin improved to 29.5 percent in the 2003 second quarter from 28.8 percent in the 2002 second quarter.

PUBLISHING

Publishing’s second quarter operating revenues were $1.01 billion, up 2.9 percent from last year’s second quarter. Publishing operating cash flow was $279 million, a 4.3 percent increase from $267 million in 2002, while cash operating expenses rose by 2.4 percent. Publishing operating profit increased 4.7 percent to $235 million, up from $224 million in 2002.

1 “Operating profit” for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. “Operating cash flow” is defined as operating profit before depreciation and amortization. “Cash operating expenses” are defined as operating expenses before depreciation and amortization. Tables accompanying this release include a reconciliation of operating profit to operating cash flow and operating expenses to cash operating expenses.

     Management Discussion
o

Retail print advertising revenue rose by 4 percent for the quarter. Preprint revenue increased 11 percent, led by a 12 percent increase in Los Angeles. Preprint revenue in Chicago and New York was up 13 percent and 5 percent, respectively. Increases in food, furniture/home furnishing, department stores, hardware and health care were partially offset by a decline in electronics.

o	National print advertising was up 10 percent for the quarter. Increases in hi-tech, auto manufacturers and financial categories were partially offset by a decrease in travel/resorts.
o

Classified print advertising decreased 4 percent for the quarter. Help wanted revenue for the group was down 17 percent; Chicago and New York both fell 19 percent; Los Angeles was off 16 percent. Although the help wanted category still shows double-digit declines, sequential improvement is continuing. Auto increased 1 percent and real estate was up 9 percent.

o	Interactive revenues were up 15 percent due to strength in classified and national advertising.
o

Cash operating expenses increased 2 percent from second quarter 2002, due primarily to higher newsprint prices, one-time expenses in Baltimore related to contingency plans for possible labor action and a lower pension credit. Newsprint and ink expense was 6 percent higher than 2002 as newsprint cost per ton was up 5 percent and consumption increased less than 1 percent.

o	In second quarter 2003, publishing's operating cash flow margin was 27.5 percent, up slightly compared to the second quarter of 2002.

BROADCASTING AND ENTERTAINMENT

Broadcasting and Entertainment's second quarter operating revenues increased 10.2 percent to $436 million, up from $396 million in 2002. Operating cash flow was $162 million, up 15.0 percent from $141 million in 2002. Operating profit increased 15.0 percent to $149 million from $130 million last year.

Television's second quarter revenues jumped 12.0 percent to $354 million, up from $316 million in 2002. Television cash operating expenses increased 9.4 percent from last year. Television operating cash flow increased 15.5 percent to $156 million, while operating profit increased 15.3 percent to $144 million.

     Management Discussion
o	In second quarter 2003, television's operating cash flow margin was 44 percent, an increase of 1 percentage point from second quarter 2002.
o

The acquisition of KPLR-TV, St. Louis and KWBP-TV, Portland, Ore. was completed on March 21, 2003. In July 2002, the Company completed the acquisition of WTTV-TV, Indianapolis. The following discussion of television results excludes these acquisitions.

o	Television advertising revenues increased 6 percent in the quarter.

o

Television cash operating expenses were up 3 percent compared with last year. Broadcast rights amortization increased 6 percent, due to the fall 2002 launch of “Will and Grace”. Other television cash expenses were up 1 percent compared with last year.

o	For the 2002-2003 season, the WB Network achieved several all-time season records and secured the strongest growth of any broadcast network, up 17 percent in the key 18-34 demographic.

EQUITY RESULTS

Equity income was $2 million in the second quarter of 2003, compared with a loss of $4 million in the second quarter of 2002, primarily due to the recognition of equity income from TV Food Network in 2003.

NON-OPERATING ITEMS

In the 2003 and 2002 second quarters, Tribune recorded a net after-tax non-operating gain of $32 million, or $.10 per diluted share, and a net after-tax non-operating loss of $61 million, or $.19 per diluted share, respectively, primarily from marking-to-market the Company’s PHONES derivatives and related AOL Time Warner investment.

ADDITIONAL FINANCIAL DETAILS

Corporate expenses for the 2003 second quarter increased 33 percent to $14 million from $11 million in the second quarter of 2002 mainly due to a lower pension credit and higher insurance expense.

Net interest expense for the 2003 second quarter decreased to $49 million, down 6 percent from $52 million in the second quarter 2002. The decrease was primarily due to a reduction in outstanding debt, including the LYONs redemption in June 2003. Debt at the end of the 2003 second quarter, excluding the PHONES, was just under $2.2 billion compared with $2.75 billion at the end of 2002.

The effective tax rate in the 2003 second quarter was 38.7 percent, compared with a rate of 39 percent in the second quarter of 2002.

Capital expenditures were about $32 million in the second quarter of 2003.

FULL YEAR 2003 OUTLOOK

The Company anticipates that its full year 2003 diluted earnings per share will be within the range of current analyst estimates of $2.05 to $2.20. This assumes the economy rebounds, consolidated operating expenses increase in the low single digits in the second half of 2003 (somewhat lower than the first half of 2003), and non-operating items for the year are not material. Consolidated operating expenses are projected to increase in the mid single digit range in the third quarter of 2003 and be relatively flat in the fourth quarter of 2003.

WEBCAST OF CONFERENCE CALL

Today at 8 a.m. (CDT), a live Webcast of the 2003 second quarter conference call will be accessible through www.tribune.com and www.ccbn.com. An archive of the Webcast will be available on these sites from July 17 through July 24. More information about Tribune is available at www.tribune.com or by calling 800/757-1694.

TRIBUNE (NYSE: TRB) is one of the country’s premier media companies, operating businesses in publishing and broadcasting. It reaches more than 80 percent of U.S. households, and is the only media company with television stations, newspapers and Web sites in the nation’s top three markets. In publishing, Tribune operates 12 market-leading daily newspapers such as the Los Angeles Times, Chicago Tribune and Newsday plus a wide range of targeted publications including Spanish-language newspapers. In broadcasting, Tribune properties include 26 television stations and Superstation WGN on national cable. These publishing and broadcasting interests are complemented by high-traffic news and information Web sites in 20 of the nation’s top 30 markets.

This press release contains certain comments or forward-looking statements that are based largely on the Company’s current expectations and are subject to certain risks, trends and uncertainties. Such comments and statements should be understood in the context of Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report and quarterly 10-Q report, which contain a discussion of various factors that may affect the company’s business. These factors could cause actual future performance to differ materially from current expectations. Tribune Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the Securities and Exchange Commission through a Form 8-K.

MEDIA CONTACT: Gary Weitman 312/222-3394 (Office) 312/222-1573 (Fax) gweitman@tribune.com	INVESTOR CONTACT: Ruthellyn Musil 312/222-3787 (Office) 312/222-1573 (Fax) rmusil@tribune.com

TRIBUNE COMPANY
SECOND QUARTER RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	SECOND QUARTER (A)
	2003	2002	% Change
OPERATING REVENUES	$ 1,449,626	$ 1,380,553	5.0
OPERATING EXPENSES	1,080,107	1,037,511	4.1

OPERATING PROFIT (B)	369,519	343,042	7.7

Net Income (Loss) on Equity Investments	1,508	(3,611)	NM
Interest Income	1,906	2,117	(10.0)
Interest Expense	(50,651)	(53,799)	(5.9)
Non-Operating Items (C)	52,007	(100,192)	NM

Income Before Income Taxes	374,289	187,557	99.6

Income Taxes	(144,787)	(73,348)	97.4

NET INCOME	229,502	114,209	100.9

Preferred Dividends, net of tax	(6,105)	(6,025)	1.3

Net Income Attributable to Common Shares	$ 223,397	$ 108,184	106.5

EARNINGS PER SHARE
Basic	$ .72	$ .36	100.0

Diluted (D)	$ .67	$ .33	103.0

DIVIDENDS PER COMMON SHARE	$ .11	$ .11	–

Weighted Average Common Shares Outstanding (E)	310,530	301,312	3.1

(A)	2003 second quarter: March 31, 2003 to June 29, 2003. (13 weeks) 2002 second quarter: April 1, 2002 to June 30, 2002. (13 weeks)

(B)	Operating profit excludes interest income and expense, equity earnings and losses, non-operating items and income taxes.

(C)	The second quarter of 2003 included the following non-operating items:
	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Gain on derivatives and related investments (1)	$ 54,276	$ 33,217	$ .10
Gain on sales of investments	2,340	1,432	–
Loss on investment write-downs	(4,609)	(2,821)	–

Total non-operating items	$ 52,007	$ 31,828	$ .10

The second quarter of 2002 included the following non-operating items:
	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Loss on derivatives and related investments (1)	$ (98,953)	$ (60,559)	$ (.19)
Gain on sales of investments	4,807	2,941.01
Loss on investment write-downs	(6,046)	(3,700)	(.01)

Total non-operating items	$ (100,192)	$ (61,318)	$ (.19)

(1)	Gain (loss) on derivatives and related investments relates primarily to the net change in fair values of the Company’s PHONES derivatives and related AOL Time Warner shares.

(D)

Diluted EPS was computed assuming that the Series B convertible preferred shares and the LYONs debt securities were converted into common shares. The LYONs were redeemed on June 23, 2003; therefore, a weighted portion was used in the second quarter 2003 calculation. Also, weighted average common shares outstanding was adjusted for the dilutive effect of stock options. The Company has certain other convertible securities which were not included in the calculation of diluted EPS because their effects were antidilutive. Following are the calculations for the second quarter:

	Second Quarter
	2003	2002
Net income	$ 229,502	$ 114,209
Additional ESOP contribution required assuming Series B
preferred shares were converted, net of tax	(2,409)	(2,389)
Dividends for Series C, D-1 and D-2 preferred stock	(2,063)	(2,014)
LYONs interest expense, net of tax	1,324	1,561

Adjusted net income	$ 226,354	$ 111,367

Weighted average common shares outstanding	310,530	301,312
Assumed conversion of Series B preferred shares into common	15,970	17,117
Assumed exercise of stock options, net of common
shares assumed repurchased	7,107	7,085
Assumed conversion of LYONs debt securities	5,871	7,094

Adjusted weighted average common
shares outstanding	339,478	322,608

Diluted earnings per share	$ .67	$ .33

(E)	The number of common shares outstanding, in thousands, at June 29, 2003 was 316,663.

TRIBUNE COMPANY
FIRST HALF RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	FIRST HALF (A)
	2003	2002	% Change
OPERATING REVENUES	$ 2,739,673	$ 2,614,191	4.8
OPERATING EXPENSES BEFORE RESTRUCTURING CHARGES	2,093,745	2,019,415	3.7

OPERATING PROFIT BEFORE RESTRUCTURING CHARGES (B)	645,928	594,776	8.6
Restructuring Charges (C)	–	(27,253)	(100.0)

OPERATING PROFIT	645,928	567,523	13.8

Net Loss on Equity Investments	(7,506)	(24,308)	(69.1)
Interest Income	3,981	4,189	(5.0)
Interest Expense	(101,598)	(108,891)	(6.7)
Non-Operating Items (D)	64,838	(145,771)	NM

Income Before Income Taxes and Cumulative Effect of Change
in Accounting Principle	605,643	292,742	106.9

Income Taxes	(234,989)	(114,516)	105.2

Income Before Cumulative Effect of Change in Accounting Principle	370,654	178,226	108.0

Cumulative Effect of Change in Accounting Principle, net of tax (E)	–	(165,587)	(100.0)

NET INCOME	370,654	12,639	NM

Preferred Dividends, net of tax	(12,336)	(12,420)	(0.7)

Net Income Attributable to Common Shares	$ 358,318	$ 219	NM

EARNINGS PER SHARE
Basic:
Before cumulative effect of change in accounting principle, net	$ 1.16	$ .55	110.9
Cumulative effect of change in accounting principle, net	–	(.55)	(100.0)

Total	$ 1.16	$ –	NM

Diluted:
Before cumulative effect of change in accounting principle, net	$ 1.08	$ .52	107.7
Cumulative effect of change in accounting principle, net	–	(.50)	(100.0)

Total (F)	$ 1.08	$ .02	NM

DIVIDENDS PER COMMON SHARE	$ .22	$ .22	–

Weighted Average Common Shares Outstanding (G)	308,748	300,201	2.8

(A)	2003 first half: Dec. 30, 2002 to June 29, 2003. (26 weeks) 2002 first half: Dec. 31, 2001 to June 30, 2002. (26 weeks)

(B)

Operating profit excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company’s chief operating decision maker, as defined by Financial Accounting Standard No. 131, “Segment Reporting,” to make decisions about resources to be allocated to a segment and assess its performance.

(C)

In the first quarter of 2002, the Company recorded pretax restructuring charges of $27 million ($17 million after-tax) primarily for various cost reduction initiatives, which reduced diluted earnings per share by $.05.

(D)	The first half of 2003 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Gain on derivatives and related investments (1)	$ 17,056	$ 10,438	$ .03
Gain on sales of subsidiaries and investments, net (2)	52,619	32,203.09
Loss on investment write-downs	(4,837)	(2,960)	–

Total non-operating items	$ 64,838	$ 39,681	$ .12

The first half of 2002 included the following non-operating items:

	Pretax Gain (Loss)	After-tax Gain (Loss)	Diluted EPS
Loss on derivatives and related investments (1)	$ (144,469)	$ (88,415)	$ (.28)
Gain on sales of investments	6,233	3,814.02
Loss on investment write-downs	(7,535)	(4,611)	(.01)

Total non-operating items	$ (145,771)	$ (89,212)	$ (.27)

(1)	Gain (loss) on derivatives and related investments relates primarily to the net change in fair values of the Company’s PHONES derivatives and related AOL Time Warner shares.

(2)

Gain on sales of subsidiaries and investments relates primarily to the divestiture of the assets of Denver radio station KKHK-FM, now known as KQMT-FM, which were exchanged for the assets of KWBP-TV, Portland, Ore.

(E)

As a result of initially applying the new impairment provisions of FAS 142, “Goodwill and Other Intangible Assets,” the Company recorded a pretax charge of $271 million ($166 million after-tax) in the first quarter of 2002, which decreased diluted EPS by $.50. This cumulative effect relates to certain of the Company’s newspaper mastheads, a FCC license and a television network affiliation agreement.

(F)

Diluted EPS was computed assuming that the Series B convertible preferred shares and the LYONs debt securities were converted into common shares. The LYONs were redeemed on June 23, 2003; therefore, a weighted portion was used in the first half 2003 calculation. Also, weighted average common shares outstanding was adjusted for the dilutive effect of stock options. The Company has certain other convertible securities which were not included in the calculation of diluted EPS because their effects were antidilutive. Following are the calculations for the first half:

	First Half
	2003	2002
Net income	$ 370,654	$ 12,639
Additional ESOP contribution required assuming Series B
preferred shares were converted, net of tax	(4,857)	(5,072)
Dividends for Series C, D-1 and D-2 preferred stock	(4,126)	(4,028)
LYONs interest expense, net of tax	2,884	3,125

Adjusted net income	$ 364,555	$ 6,664

Weighted average common shares outstanding	308,748	300,201
Assumed conversion of Series B preferred shares into common	16,098	17,117
Assumed exercise of stock options, net of common
shares assumed repurchased	6,857	6,556
Assumed conversion of LYONs debt securities	6,423	7,177

Adjusted weighted average common
shares outstanding	338,126	331,051

Diluted earnings per share	$ 1.08	$ .02

(G)	The number of common shares outstanding, in thousands, at June 29, 2003 was 316,663.

TRIBUNE COMPANY
BUSINESS SEGMENT DATA (Unaudited)
(In thousands)

	SECOND QUARTER			FIRST HALF
	2003	2002	% Change	2003	2002	% Change
PUBLISHING
Operating Revenues	$1,013,635	$ 984,821	2.9	$1,987,218	$1,934,925	2.7
Cash Operating Expenses (A)	(734,743)	(717,396)	2.4	(1,465,733)	(1,436,791)	2.0

Operating Cash Flow (B) (C)	278,892	267,425	4.3	521,485	498,134	4.7
Depreciation and Amortization Expense	(44,240)	(43,252)	2.3	(89,232)	(86,062)	3.7

Operating Profit before Restructuring Charges (C)	234,652	224,173	4.7	432,253	412,072	4.9
Restructuring Charges	–	–	–	–	(24,923)	(100.0)

Total Operating Profit (C)	$ 234,652	$ 224,173	4.7	$ 432,253	$ 387,149	11.7

BROADCASTING AND ENTERTAINMENT
Operating Revenues
Television	$ 353,851	$ 315,853	12.0	$ 643,107	$ 572,201	12.4
Radio/Entertainment	82,140	79,879	2.8	109,348	107,065	2.1

Total Operating Revenues	435,991	395,732	10.2	752,455	679,266	10.8

Cash Operating Expenses (A)
Television	(198,089)	(181,045)	9.4	(383,412)	(352,653)	8.7
Radio/Entertainment	(75,875)	(73,827)	2.8	(105,549)	(101,259)	4.2

Total Cash Operating Expenses	(273,964)	(254,872)	7.5	(488,961)	(453,912)	7.7

Operating Cash Flow (B) (C)
Television	155,762	134,808	15.5	259,695	219,548	18.3
Radio/Entertainment	6,265	6,052	3.5	3,799	5,806	(34.6)

Total Operating Cash Flow	162,027	140,860	15.0	263,494	225,354	16.9

Depreciation and Amortization Expense
Television	(11,632)	(9,783)	18.9	(21,527)	(19,743)	9.0
Radio/Entertainment	(1,375)	(1,530)	(10.1)	(2,750)	(3,087)	(10.9)

Total Depreciation and Amortization Expense	(13,007)	(11,313)	15.0	(24,277)	(22,830)	6.3

Operating Profit (C)
Television	144,130	125,025	15.3	238,168	199,805	19.2
Radio/Entertainment	4,890	4,522	8.1	1,049	2,719	(61.4)

Total Operating Profit before
Restructuring Charges (C)	149,020	129,547	15.0	239,217	202,524	18.1
Restructuring Charges	–	–	–	–	(1,087)	(100.0)

Total Operating Profit	$ 149,020	$ 129,547	15.0	$ 239,217	$ 201,437	18.8

CORPORATE EXPENSES
Operating Cash Flow (B) (C)	$ (13,617)	$ (10,036)	35.7	$ (24,477)	$ (18,620)	31.5
Depreciation and Amortization Expense	(536)	(642)	(16.5)	(1,065)	(1,200)	(11.3)

Operating Loss before Restructuring Charges (C)	(14,153)	(10,678)	32.5	(25,542)	(19,820)	28.9
Restructuring Charges	–	–	–	–	(1,243)	(100.0)

Total Operating Loss (C)	$ (14,153)	$ (10,678)	32.5	$ (25,542)	$ (21,063)	21.3

CONSOLIDATED
Operating Revenues	$1,449,626	$1,380,553	5.0	$2,739,673	$2,614,191	4.8
Cash Operating Expenses (A)	(1,022,324)	(982,304)	4.1	(1,979,171)	(1,909,323)	3.7

Operating Cash Flow (B) (C)	427,302	398,249	7.3	760,502	704,868	7.9
Depreciation and Amortization Expense	(57,783)	(55,207)	4.7	(114,574)	(110,092)	4.1

Operating Profit before Restructuring Charges (C)	369,519	343,042	7.7	645,928	594,776	8.6
Restructuring Charges	–	–	–	–	(27,253)	(100.0)

Total Operating Profit (C)	$ 369,519	$ 343,042	7.7	$ 645,928	$ 567,523	13.8

(A)

Cash operating expenses exclude restructuring charges. The Company uses cash operating expenses to evaluate internal performance. The Company has presented cash operating expenses because it is a common measure used by rating agencies, financial analysts and investors. Cash operating expense is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Following is a reconciliation of operating expenses to cash operating expenses for the second quarter of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 778,983	$ 286,971	$ 14,153	$ 1,080,107
Less: depreciation and amortization expense	44,240	13,007	536	57,783

Cash operating expenses	$ 734,743	$ 273,964	$ 13,617	$ 1,022,324

Following is a reconciliation of operating expenses to cash operating expenses for the second quarter of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 760,648	$ 266,185	$ 10,678	$ 1,037,511
Less: depreciation and amortization expense	43,252	11,313	642	55,207

Cash operating expenses	$ 717,396	$ 254,872	$ 10,036	$ 982,304

Following is a reconciliation of operating expenses to cash operating expenses for the first half of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses	$ 1,554,965	$ 513,238	$ 25,542	$ 2,093,745
Less: depreciation and amortization expense	89,232	24,277	1,065	114,574

Cash operating expenses	$ 1,465,733	$ 488,961	$ 24,477	$ 1,979,171

Following is a reconciliation of operating expenses before restructuring charges to cash operating expenses for the first half of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating expenses before restructuring charges	$ 1,522,853	$ 476,742	$ 19,820	$ 2,019,415
Less: depreciation and amortization expense	86,062	22,830	1,200	110,092

Cash operating expenses	$ 1,436,791	$ 453,912	$ 18,620	$ 1,909,323

(B)

Operating cash flow is defined as operating profit before restructuring charges and depreciation and amortization. The Company uses operating cash flow along with operating profit and other measures to evaluate the financial performance of the Company's business segments. The Company has presented operating cash flow because it is a common alternative measure of financial performance used by rating agencies, financial analysts and investors. These groups use operating cash flow along with other measures as a way to estimate the value of a company. The Company's definition of operating cash flow may not be consistent with that of other companies. Operating cash flow does not represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(C)

Operating profit for each segment excludes interest income and expense, equity earnings and losses, non-operating items and income taxes. Operating profit before restructuring charges is a key metric used by the Company's chief operating decision maker, as defined by Financial Accounting Standard No. 131, "Segment Reporting," to make decisions about resources to be allocated to a segment and assess its performance.

Following is a reconciliation of operating profit (loss) to operating cash flow for the second quarter of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 234,652	$ 149,020	$ (14,153)	$ 369,519
Add back: depreciation and amortization expense	44,240	13,007	536	57,783

Operating cash flow	$ 278,892	$ 162,027	$ (13,617)	$ 427,302

Following is a reconciliation of operating profit (loss) to operating cash flow for the second quarter of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 224,173	$ 129,547	$ (10,678)	$ 343,042
Add back: depreciation and amortization expense	43,252	11,313	642	55,207

Operating cash flow	$ 267,425	$ 140,860	$ (10,036)	$ 398,249

Following is a reconciliation of operating profit (loss) to operating cash flow for the first half of 2003:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 432,253	$ 239,217	$ (25,542)	$ 645,928
Add back: depreciation and amortization expense	89,232	24,277	1,065	114,574

Operating cash flow	$ 521,485	$ 263,494	$ (24,477)	$ 760,502

Following is a reconciliation of operating profit (loss) to operating cash flow for the first half of 2002:

	Publishing	Broadcasting and Entertainment	Corporate	Consolidated
Operating profit (loss)	$ 387,149	$ 201,437	$ (21,063)	$ 567,523
Add back: restructuring charges	24,923	1,087	1,243	27,253

Operating profit (loss) before restructuring charges	$ 412,072	$ 202,524	$ (19,820)	$ 594,776
Add back: depreciation and amortization expense	86,062	22,830	1,200	110,092

Operating cash flow	$ 498,134	$ 225,354	$ (18,620)	$ 704,868

TRIBUNE COMPANY
SUMMARY OF REVENUES (Unaudited)
For Second Quarter Ended June 29, 2003
(In thousands)

	Second Quarter (13 weeks)			Year-to-Date (26 weeks)
	2003	2002	% Change	2003	2002	% Change
Publishing
Advertising
Retail	$ 324,095	$ 311,744	4.0	$ 613,372	$ 595,380	3.0
National	190,078	173,030	9.9	381,223	352,982	8.0
Classified	243,732	252,948	(3.6)	482,818	493,960	(2.3)
Interactive	22,547	19,614	15.0	43,213	37,672	14.7

Sub-Total	780,452	757,336	3.1	1,520,626	1,479,994	2.7
Circulation	165,709	166,996	(0.8)	335,172	335,544	(0.1)
Other	67,474	60,489	11.5	131,420	119,387	10.1

Segment Total (A) (B)	1,013,635	984,821	2.9	1,987,218	1,934,925	2.7

Broadcasting & Entertainment
Television (C)	353,851	315,853	12.0	643,107	572,201	12.4
Radio/Entertainment	82,140	79,879	2.8	109,348	107,065	2.1

Segment Total (D)	435,991	395,732	10.2	752,455	679,266	10.8

Consolidated Revenues (E)	$1,449,626	$1,380,553	5.0	$2,739,673	$2,614,191	4.8

(A)	Publishing revenues for 2002 have been reclassified to conform with the 2003 presentation. There was no effect on total revenues.

(B)

Includes Chicago magazine, acquired in August 2002. Excluding this acquisition, publishing revenues increased 2.6% for the quarter and 2.4% for the year-to-date. Excluding this acquisition, retail revenues increased 3.2%, national revenues increased 9.8% and total advertising revenues increased 2.7% for the quarter. Excluding this acquisition, retail revenues increased 2.2%, national revenues increased 7.9% and total advertising revenues increased 2.4% for the year-to-date.

(C)

Includes WTTV-TV, Indianapolis, acquired in July 2002, KPLR-TV, St. Louis and KWBP-TV, Portland, both acquired in March 2003. Excluding these acquisitions, television revenues increased 7.0% for the quarter and 8.6% for the year-to-date.

(D)	Excluding acquisitions, broadcasting and entertainment revenues increased 6.2% for the quarter and 7.6% for the year-to-date.

(E)	Excluding acquisitions, consolidated revenues increased 3.6% for the quarter and 3.7% for the year-to-date.

TRIBUNE COMPANY
SUMMARY OF NEWSPAPER ADVERTISING VOLUME (Unaudited) (A)
For Second Quarter Ended June 29, 2003
(In thousands)

	Second Quarter (13 weeks)			Year-to-Date (26 weeks)
	2003	2002	% Change	2003	2002	% Change
Full Run
L.A. Times	644	618	4	1,282	1,255	2
Chicago Tribune	574	543	6	1,088	1,047	4
Newsday	414	423	(2)	747	798	(6)
Other Daily Newspapers (B)	3,508	3,430	2	6,772	6,670	2

Total	5,140	5,014	3	9,889	9,770	1

Part Run
L.A. Times	1,460	1,410	4	2,860	2,741	4
Chicago Tribune	1,514	1,407	8	2,800	2,644	6
Newsday	512	473	8	922	848	9
Other Daily Newspapers (B)	1,591	1,609	(1)	3,118	3,106	–

Total	5,077	4,899	4	9,700	9,339	4

Total Advertising Inches
Full Run
Retail	1,528	1,539	(1)	2,877	2,978	(3)
National	975	875	11	1,894	1,745	9
Classified	2,637	2,600	1	5,118	5,047	1

Sub-Total	5,140	5,014	3	9,889	9,770	1
Part Run	5,077	4,899	4	9,700	9,339	4

Total	10,217	9,913	3	19,589	19,109	3

Preprint Pieces
L.A. Times	760,087	668,322	14	1,425,787	1,308,221	9
Chicago Tribune	824,885	773,023	7	1,585,769	1,477,754	7
Newsday	717,997	710,954	1	1,389,233	1,323,969	5
Other Daily Newspapers (B)	953,773	895,226	7	1,863,478	1,753,540	6

Total	3,256,742	3,047,525	7	6,264,267	5,863,484	7

(A)

Volume for 2002 has been modified to conform with the 2003 presentation. Volume is based on preliminary internal data, which may be updated in subsequent reports. Advertising volume is presented only for daily newspapers.

(B)	Other daily newspapers include The Baltimore Sun, South Florida Sun-Sentinel, Orlando Sentinel, The Hartford Courant, The Morning Call, Daily Press, The Advocate and Greenwich Time.

TRIBUNE COMPANY
SUMMARY OF REVENUES (Unaudited)
For Period 6 Ended June 29, 2003
(In thousands)

	Period 6 (5 weeks)			Year-to-Date (26 weeks)
	2003	2002	% Change	2003	2002	% Change
Publishing
Advertising
Retail	$120,081	$115,259	4.2	$ 613,372	$ 595,380	3.0
National	78,258	70,814	10.5	381,223	352,982	8.0
Classified	96,226	96,536	(0.3)	482,818	493,960	(2.3)
Interactive	8,994	7,320	22.9	43,213	37,672	14.7

Sub-Total	303,559	289,929	4.7	1,520,626	1,479,994	2.7
Circulation	63,043	63,246	(0.3)	335,172	335,544	(0.1)
Other	24,685	22,733	8.6	131,420	119,387	10.1

Segment Total (A) (B)	391,287	375,908	4.1	1,987,218	1,934,925	2.7

Broadcasting & Entertainment
Television (C)	133,830	124,971	7.1	643,107	572,201	12.4
Radio/Entertainment	37,643	33,683	11.8	109,348	107,065	2.1

Segment Total (D)	171,473	158,654	8.1	752,455	679,266	10.8

Consolidated Revenues (E)	$562,760	$534,562	5.3	$2,739,673	$2,614,191	4.8

(A)	Publishing revenues for 2002 have been reclassified to conform with the 2003 presentation. There was no effect on total revenues.

(B)

Includes Chicago magazine, acquired in August 2002. Excluding this acquisition, publishing revenues increased 3.9% for the period and 2.4% for the year-to-date. Excluding this acquisition, retail revenues increased 3.7%, national revenues increased 10.5% and total advertising revenues increased 4.5% for the period. Excluding this acquisition, retail revenues increased 2.2%, national revenues increased 7.9% and total advertising revenues increased 2.4% for the year-to-date.

(C)

Includes WTTV-TV, Indianapolis, acquired in July 2002, KPLR-TV, St. Louis and KWBP-TV, Portland, both acquired in March 2003. Excluding these acquisitions, television revenues increased 2.4% for the period and 8.6% for the year-to-date.

(D)	Excluding acquisitions, broadcasting and entertainment revenues increased 4.4% for the period and 7.6% for the year-to-date.

(E)	Excluding acquisitions, consolidated revenues increased 4.0% for the period and 3.7% for the year-to-date.

TRIBUNE COMPANY
SUMMARY OF NEWSPAPER ADVERTISING VOLUME (Unaudited) (A)
For Period 6 Ended June 29, 2003
(In thousands)

	Period 6 (5 weeks)			Year-to-Date (26 weeks)
	2003	2002	% Change	2003	2002	% Change
Full Run
L.A. Times	253	239	6	1,282	1,255	2
Chicago Tribune	230	216	6	1,088	1,047	4
Newsday	165	166	(1)	747	798	(6)
Other Daily Newspapers (B)	1,350	1,322	2	6,772	6,670	2

Total	1,998	1,943	3	9,889	9,770	1

Part Run
L.A. Times	582	548	6	2,860	2,741	4
Chicago Tribune	595	535	11	2,800	2,644	6
Newsday	196	177	11	922	848	9
Other Daily Newspapers (B)	606	590	3	3,118	3,106	–

Total	1,979	1,850	7	9,700	9,339	4

Total Advertising Inches
Full Run
Retail	560	567	(1)	2,877	2,978	(3)
National	393	353	11	1,894	1,745	9
Classified	1,045	1,023	2	5,118	5,047	1

Sub-Total	1,998	1,943	3	9,889	9,770	1
Part Run	1,979	1,850	7	9,700	9,339	4

Total	3,977	3,793	5	19,589	19,109	3

Preprint Pieces
L.A. Times	288,997	248,824	16	1,425,787	1,308,221	9
Chicago Tribune	299,158	302,263	(1)	1,585,769	1,477,754	7
Newsday	270,017	260,109	4	1,389,233	1,323,969	5
Other Daily Newspapers (B)	352,215	323,988	9	1,863,478	1,753,540	6

Total	1,210,387	1,135,184	7	6,264,267	5,863,484	7

(A)

Volume for 2002 has been modified to conform with the 2003 presentation. Volume is based on preliminary internal data, which may be updated in subsequent reports. Advertising volume is presented only for daily newspapers.

(B)	Other daily newspapers include The Baltimore Sun, South Florida Sun-Sentinel, Orlando Sentinel, The Hartford Courant, The Morning Call, Daily Press, The Advocate and Greenwich Time.